Agreement - Exhibit 11(t) to the CREF 5-1-10 Registration
Statement filing

An Amendment, dated May 1, 2010, was made to the January 2,
2008 Amended and Restated Investment Management Services
Agreement between College Retirement Equities Fund (CREF) and TIAA-CREF Investment Management LLC (Management).
The Amendment is incorporated herein by reference, filed with PEA # 44 to the CREF Registration Statement submitted to the Securities and Exchange Commission (SEC) on April
26, 2010, File No. 811-04415.

Agreement - Exhibit 11(u) to the CREF 5-1-11 Registration
Statement filing

An Amendment, dated May 1, 2011, was made to the January 2,
2008 Amended and Restated Investment Management Services
Agreement between CREF and Management. This Amendment is incorporated herein by reference, filed with PEA # 45 to the CREF Registration Statement submitted to the SEC on April 28, 2011, File No. 811-04415.